                                                                    EXHIBIT 10.7

             THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY
                                 BNSFC 302606
                       REGULATED TRANSPORTATION CONTRACT

Effective Date: 01-01-1999                           Expiration Date: 12-31-2003


1. INTRODUCTION

This Transportation Contract ("Contract"), governed and construed in accordance with the laws of the State of Texas is entered into January 01, 1999 by and between the party ("Customer") named below and the rail carrier(s) ("Railroad") named below. Address(es) for Railroad will be as shown in The Official Railway Guide.

Customer:               CALIFORNIA STEEL INDUSTRIES INC

Participating Carrier:  THE BURLINGTON NORTHERN AND SANTA FE RAILWAY
                        COMPANY having an office at 3001 Lou Menk Drive, P.O. Box 961069, Fort Worth, TX 76161-0069

Railroad agrees to perform the transportation for its portion of the Route(s) as specified in this Contract and all Amendments thereto in exchange for Customer's utilization of Railroad in said movements. The Bill of Lading date will govern as the day on which a shipment has been made. The date of shipment will govern as to the applicable rate or charges and tonnage requirements as covered by this Contract and all Amendments thereto. This Contract and all Amendments thereto comprise the entire Contract and merges and supersedes all prior understandings and representations between Customer and Railroad concerning the subject matter.

The terms as set forth in this Contract and all Amendments thereto have been arrived at after mutual negotiation and, therefore, it is the intention of the parties that its terms may not be construed against any of the parties by reason of the fact that it was prepared by one of the parties. The parties to this Contract and all Amendments thereto will protect the confidentiality of the terms and conditions of this Contract and all Amendments thereto. Only where a party is required by a court of competent jurisdiction or federal agency to reveal any of the terms and provisions of this Contract and all Amendments thereto, or where all parties give their written consent to disclosure, will disclosure be allowed. The party making disclosure will notify the others in advance of such disclosure. If a third party requests a transportation contract to cover traffic moving in whole or in part under this Contract or Amendments thereto, Customer or Railroad may advise that a Contract or Amendment covering the traffic exists and may reveal its duration and the identity of the parties to the Contract or Amendments. Nothing in this confidentiality provision will preclude the use of this Contract or Amendments by any party hereto to obtain financing.

Customer warrants it is the purchaser of transportation services covered by this Contract and all Amendments thereto.

At the request of Railroad, Customer shall make available to Railroad, or its designated agent, at a reasonable time during normal business hours, records relating to this Contract or Amendments.

2. TERM

This Contract will become effective on 01-01-99 and shall remain in effect through 12-31-03.


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3. RENEWABILITY

This Contract may only be renewed by mutual consent of the parties, and any such renewal shall be in the form of an Amendment.

4. TRANSPORTATION SERVICE ATTACHMENT

Railroad shall transport the commodity(ies) ("Commodity") as named in the Transportation Service Attachment attached hereto and made a part of this Contract for Customer from the origin(s) ("Origin(s)") to the destination(s) ("Destination(s)") via the ("Route(s)") as set forth in the Transportation Service Attachment.

5. EQUIPMENT

Equipment used under this Contract/Amendment shall be as described in the Official Railway Equipment Register, RER 6412 Series and as identified in the aforementioned Transportation Service Attachment.

Railroad will provide this equipment consistent with its common carrier obligations.

Railroad reserves the right to furnish any type or size of equipment that meets the above description to fill car orders under this Contract.

6. GOVERNING PROVISIONS

Except as otherwise provided for in this Contract, shipments moving under this Contract or Amendments thereto will be governed by the tariffs, exempt circulars, rate memorandums, rules and regulations which would apply if this Contract or Amendments thereto were not in effect, except that origin and destination intermediate application rules will not apply. If, for any reason, any rule, regulation, or provision of any tariff, exempt circular or rate memorandum referenced under this Contract or Amendments thereto is canceled or becomes inapplicable, the last published provision that would have been applied will govern. In the event of conflict between the above-referenced rules, regulations, etc., which are herein incorporated by general reference, this Contract or Amendments thereto shall govern.

Railroad's obligation to provide service under this Contract or Amendments thereto shall be no greater than it would be as a common carrier. Services or other matters not specifically addressed in this Contract or Amendments thereto, including but not limited to, loss and damage liability and settlement, credit and collection, and track weight limitations, shall continue to be governed by rules, regulations, tariffs, and statutory provisions, as amended from time to time, which would apply if it were not for this Contract or Amendments thereto, and which are incorporated herein by reference.

This Contract or Amendments thereto shall not relieve Railroad of its common carrier obligations as set forth in the Uniform Straight Bill of Lading terms and conditions. Said terms and conditions shall govern all shipments made hereunder and are incorporated herein by reference and made a part hereof as if fully herein set forth; provided, however, that in the event of any inconsistency between said terms and conditions and any other provisions of this Contract or Amendments thereto, the provisions of this Contract or Amendments thereto shall govern.

7. SERVICE GUARANTEE FOR LOADED MOVEMENT

The service guarantee applies to unit trains loaded with steel slabs which are moved from Los Angeles Harbor or Long Beach, California to Kaiser, California.


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Burlington Northern Santa Fe agrees to, either actively or constructively, place loaded trains at CSI's designated unloading facility, at Kaiser, California, at or prior to 9:00 A.M. of the morning subsequent to the release of trains at origin. When train does not meet the above service commitment, CSI agrees to notify Burlington Northern Santa Fe by fax @ 213-267-5668 within 12 hours of train's actual arrival, indicating the actual time of arrival.

Burlington Northern Santa Fe guarantees that all trains shall meet the applicable standard for rail transit time set forth above, during each Service Period. A Service Period is defined as a period of one calendar month. The first Service Period will commence on the first day of January, 1999. Each Service Period will include all trains which were placed or released in interchange with CSI during such Service Period.

If at the end of a Service Period, Burlington Northern Santa Fe fails to meet this Service Guarantee on one or more trains, Burlington Northern Santa Fe will pay CSI $597.00 per train, for each train Burlington Northern Santa Fe fails to deliver at, or before 9:00 A.M. on any day. For CSI's convenience, Burlington Northern Santa Fe will make every effort to place loaded trains at CSI's unloading facility at Kaiser, California prior to 6:30 A.M.

The service commitment specified above shall not apply where Burlington Northern Santa Fe is unable to perform due to an Act of God, strikes, lockouts, wrecks, mechanical breakdowns in equipment of facilities of Burlington Northern Santa Fe, CSI or its agent, or any act or failure on the part of CSI or its agent.

8. SERVICE COMMITMENT

If CSI or its agent meets its obligations in the next paragraph, Burlington Northern Santa Fe agrees to place an empty train at CSI's designated loading facility located at the Port of Long Beach or Los Angeles Harbor, California at or prior to the time for which CSI or its agent had ordered placement.

CSI or its agent shall give Burlington Northern Santa Fe notice by a telephone call at 213-267-4086, to place an empty train, or a portion thereof, at CSI's designated loading facility at the Port of Long Beach or Los Angeles Harbor, California no later than 22 hours before the time at which CSI or its agent desires the train to be placed.

If Burlington Northern Santa Fe fails to meet the service commitment as above stated for reasons other than those set forth in the next paragraph, Burlington Northern Santa Fe agrees to pay CSI a sum not to exceed $900.00 per hour (CSI will submit invoice furnished by their agent (RDP) outlining actual per hour out-of-pocket cost but not to exceed $900.00 per hour) up to a maximum, of eight
(8) hours for each hour or portion thereof, that elapses between the time of actual placement and the time for which placement was ordered. Notwithstanding the foregoing if Burlington Northern Santa Fe is not able to furnish empty cars for the 8:00 A.M. or 1:00 P.M. loading shift but telephones CSI's agent (RDP) not later than 7:00 A.M. of the same day; Burlington Northern Santa Fe agrees to pay CSI a sum not to exceed $900.00 per hour (CSI will submit invoice furnished by their agent (RDP) outlining actual per hour out-of-pocket costs but not to exceed $900.00 per hour) for a total of (4) hours in lieu of (8) hours as provided above. Provided however that Burlington Northern Santa Fe shall not be obligated to make such payment unless CSI or its agent has given Burlington Northern Santa Fe notice of CSI's intent to invoke this Section, within the first two (2) hours of such delay, by telephone call at 213-267-4086 and has followed such notice with a Telefax (fax 213-267-5668).

The service commitment specified above shall not apply where Burlington Northern Santa Fe is unable to perform due to an Act of God, strikes, lockouts, wrecks, mechanical breakdowns in equipment or facilities of Burlington Northern Santa Fe, CSI or its agent, or any act or failure to act on the part of CSI or its agent.


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By way of clarification, derailments of empty unit trains, or any portion thereof, or collisions with other vehicles or objects while enroute to CSI or its agent at Los Angeles Harbor to meet a prescheduled empty train loading appointment, shall not constitute grounds for exclusion from Service Commitment requirements and responsibilities.

9. DEMURRAGE PROVISIONS

"Thirty-six (36) hours free time will be allowed for loading cars at Origin and thirty-six (36) hours free time will be allowed for unloading cars at Destination, regardless of the number of cars placed. The free time shall be computed from the first 7:00 A.M. after time of initial, actual or constructive placement of the cars, excluding Saturday, Sunday or Holidays."

10. BILLING

Each shipment made under this Contract or Amendments thereto shall be evidenced by a Standard Uniform Straight Bill of Lading, Order Notify Bill of Lading ("Bill of Lading") or Shipping Order. All cars for each shipment are to be billed on one (1) Bill of Lading or Shipping Order. At the time shipment is tendered the original and all copies of the Bill of Lading or Shipping Order or other shipping orders shall contain reference to the BNSF Contract Number assigned to this Contract or Amendments thereto.

11. PAYMENT PLAN

BNSF is the carrier collecting freight charges from Customer on shipments moving under the provisions of this Contract. Payment of all charges shall be prepaid and made according to ICC or Canadian Credit Regulations and subsequent amendments. If payments are not made within the prescribed credit period, or if Customer does not have credit with BNSF, payment may be required in advance of service.

12. ASSIGNMENT

Either (Any) party hereto may assign its rights and benefits under this Contract or Amendments thereto, other than the right to receive transportation services; but neither (no) party hereto may assign its obligations or duties hereunder, including but not limited to, the obligation to provide transportation services to any other person.

13. LOSS AND DAMAGE

Standard common carrier liability pursuant to 49 U.S.C. 11706 will apply on shipments made under this Contract and Amendments thereto. Accordingly, Railroad shall not be liable for any loss, damage or injury caused by an act of God, the public enemy, act of the Customer, a public authority, or inherent vice or nature of the goods. Railroad shall not be liable for any loss, damage or injury due to improper loading. Pursuant to 49 U.S.C. 11706, all claims against Railroad must be brought within nine (9) months and all civil actions against Railroad must be brought within two (2) years.

14. FORCE MAJEURE

In the event any party cannot perform under this Contract or Amendments thereto due to or as a result of the following causes: acts of God, including, but not limited to flood, storm, earthquake, hurricane, tornado, or other severe weather or climatic conditions; acts of public enemy, war, blockade, insurrection, derailment, vandalism, sabotage, fire, accident, wreck, washout or explosion; labor strike or interference, lockout or labor dispute, shortage of diesel fuel, embargo or AAR service order or governmental law, orders or regulation, or breakage of machinery; and/or any like causes beyond the reasonable control of Customer or Railroad, the parties' obligations under this Contract and Amendments thereto shall be suspended to the extent made necessary by the Force Majeure event at the affected origin(s) and/or


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destination(s) during any such disability period insofar as it applies to the affected location(s). Suspension shall not result in extension of the term of this Contract or Amendments thereto.

This Contract and Amendments thereto contains a minimum percentage requirement ("Minimum Volume"). Any shipments made contrary to the route(s) specified in this Contract or Amendments thereto due to a Force Majeure will be excluded in determining compliance with any minimum percentage requirement.

The party claiming the Force Majeure shall take all reasonable steps to remove the Force Majeure event, and shall promptly notify the other party(ies) within a period of five (5) days, excluding weekends and holidays when it learns of the existence of a Force Majeure condition and will similarly notify the other party(ies) within a period of five (5) days, excluding weekends and holidays, when the Force Majeure is terminated.

15. NOTICES

Any notice given under this Contract or Amendments thereto shall be effective when received. Notices, except as otherwise provided herein, shall be delivered to the party(ies) entitled to receive the same by personal delivery, by Registered or Certified Mail, Return Receipt Requested, or by any electronic means which can produce a written copy provided that acknowledgment of receipt of the electronic communication is obtained. Notices shall be addressed to the appropriate party(ies) as shown in this Contract.

Any notices pertaining to a Force Majeure or to matters of an emergency or operating nature may be given by an reasonable means. Any notice given verbally shall be confirmed in writing by First Class Mail as soon as practicable, if requested by party(ies) receiving such notice.

16. LINE ABANDONMENT

The Terms of this Contract or Amendments thereto in no way obligates the Railroad to continue ownership, maintenance (including weight standards) or operations of any rail lines. Railroad will not be liable for any increased transportation costs or consequential damages that may result from such discontinuation.

If Customer fails to satisfy the Minimum Volume requirements of this Contract or Amendments thereto due solely to Railroad's discontinuation of service(s) named in the above paragraph then, as Customer's remedy, the Minimum Volume for the then current period shall be waived.

17. AMENDMENT

All amendments to the terms of this Contract shall be in writing and signed by the parties.

18. DEFAULT

If any party shall default in any material covenant, condition or obligation of this Contract or Amendments thereto which is not excused by Force Majeure, and continues in default for a period of ten (10) days after written notice is given to the defaulting party, the nondefaulting party may without prejudice to other rights and remedies, terminate this Contract or Amendments thereto by giving thirty (30) days written notice to the party in default.

If this Contract is terminated by Customer due to Railroad default, and Contract contains a Minimum Volume requirement, then all shipments which moved under this Contract during the then current Period shall be determined as if the Minimum Volume requirements of this Contract has not met the Minimum


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Volume requirements of this Contract for the then current Period, liquidated damages will be assessed in accordance with provisions contained in the Liquidated Damages section of the Contract.

19. SEVERABILITY

Any part, term or provision of this Contract or Amendments thereto that is held to be unenforceable, illegal, against public policy, or in conflict with any federal, state or local laws, shall be severable from the rest of the Contract. The remaining portions of the Contract or Amendments thereto shall not be affected. The rights and obligations of the parties shall be construed and inferred as if the Contract did not contain the particular term, part, or provision held to be invalid, unless the invalid provisions contain the material financial terms of this Contract, or when considered in the aggregate, render the administration of this Contract unreasonably burdensome, in which case (unless new terms or provisions can be negotiated within three (3) months of written request for renegotiation by either party) this Contract and Amendments thereto shall be terminated. In the event of termination, the Minimum Volume requirement of this Contract and Amendments thereto will be waived for the then current Period.

If on 12/31/2000 CSI elects to change port of entry from Long Beach, CA or Los Angeles Harbor, CA, CSI will notify BNSF of such anticipated change at least three (3) months prior to 12/31/2000. CSI and BNSF will then commence negotiations for transportation charges from the new port of entry.

20. MINIMUM VOLUME REQUIREMENT

The Minimum Volume Requirement in this contract will be 1,400,000 Metric Tons per year. The 1,400,000 Metric Ton commitment is not limited to slab or coil tonnage originating at Long Beach, CA or Los Angeles Harbor, CA. Volume commitment can be satisfied with slab or coil tonnage from other ports or from domestic sources. Customer must submit written certification to the following:

            The Burlington Northern and Santa Fe Railway Company
            Attention: Manager Liability Rating
            176 East Fifth Street
            St. Paul, MN 55101

with a copy to Railroad at address(es) as shown in The Official Railway Guide, within thirty (30) days after the close of each Period stating whether the Minimum Volume has or has not been met. Customer will, upon request, permit Railroad or its authorized agent to inspect Customer's shipping documents to verify that certification is correct.

Railroad or its agent will protect the confidentiality of such documents.

21. LIQUIDATED DAMAGES

If Customer fails to meet the Minimum Volume requirements of this Contract or Amendments thereto during any Period, Customer will pay Railroad, in addition to the freight charges that have already been assessed pursuant to this Contract or Amendments thereto, the amount as indicated on the Transportation Service Attachment.

Payments for liquidated damages, along with supporting calculation, will be made within thirty (30) days after the close of the Period, with added interest at a rate of one and one-half percent (1-1/2%) for each month or portion thereof to:

            The Burlington Northern Santa Fe Railroad
            Attention: Manager Liability Rating
            176 E. 5th Street
            St. Paul, MN 55101


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22. SIGNATURES

Intending to be legally bound, the parties hereto have caused this Contract to be executed by their representatives as written below:

CALIFORNIA STEEL INDUSTRIES INC


By: /s/ Celo Lourenco Goncalves
   ------------------------------------

Title: President & CEO
      ---------------------------------

Date: 11/19/98
     ----------------------------------


BURLINGTON NORTHERN RAILROAD COMPANY


By: /s/ Daniel L. Garin
   ------------------------------------

Title: V.P. Metals & Minerals
      ---------------------------------

Date: 11/19/98
     ----------------------------------


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             THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY
                                 BNSFC 302606
                       REGULATED TRANSPORTATION CONTRACT

                     * Transportation Service Agreement *

Origin            Long Beach, CA
                  Los Angeles Harbor, CA

Destination       Kaiser, CA
Equipment
                  Price applies in Coil Cars (General Car Types: OC -
                  Open Coil Cars, CD-Closed Coil Cars, CL -
                  Coil Cars) or Flat Cars (General Car Type: FP - Flat
                  Pedestal Cars). Price applies in railroad owned or leased equipment.

Route             BNSF
Commodity
                  33-121-50 - SLAB BKDN IORS
                  33-123 - IRON OR STEEL SHEET OR

================================================================================
Effective    Expiration      Commodity          Base Rate            Volume in
  Date          Date                        (Per Metric Ton)        Metric Tons
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                 Minimum Weight will be 81.8 Metric Tons per car
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
01/01/1999    12/31/1999     33-121-50            $4.35           0 to 1,400,000
--------------------------------------------------------------------------------
01/01/1999    12/31/1999     33-121-50            $4.00           over 1,400,000
--------------------------------------------------------------------------------
01/01/1999    12/31/1999        33-123            $4.55              no volume
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
01/01/2000    12/31/2000     33-121-50            $4.40           0 to 1,400,000
--------------------------------------------------------------------------------
Ol/01/2000    12/31/2000     33-121-50            $4.05           over 1,400,000
--------------------------------------------------------------------------------
01/01/2000    12/31/2000        33-123            $4.62              no volume
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
01/01/2001    12/31/2001     33-121-50            $4.48           0 to 1,400,000
--------------------------------------------------------------------------------
01/01/2001    12/31/2001     33-121-50            $4.12           over 1,400,000
--------------------------------------------------------------------------------
01/01/2001    12/31/2001        33-123            $4.70              no volume
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
01/01/2002    12/31/2002     33-121-50            $4.57           0 to 1,400,000
--------------------------------------------------------------------------------
01/01/2002    12/31/2002     33-121-50            $4.20           over 1,400,000
--------------------------------------------------------------------------------
01/01/2002    12/31/2002        33-123            $4.79              no volume
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
01/01/2003    12/31/2003     33-121-50            $4.66           0 to 1,400,000
--------------------------------------------------------------------------------
01/01/2003    12/31/2003     33-121-50            $4.28           over 1,400,000
--------------------------------------------------------------------------------
01/01/2003    12/31/2003        33-123            $4.88              no volume
--------------------------------------------------------------------------------